Exhibit 99.1

321 SOUTH BOSTON AVENUE, SUITE 1000

TULSA, OKLAHOMA 74103

PRESS RELEASE FOR IMMEDIATE ISSUANCE

MIDSTATES PETROLEUM ANNOUNCES SECOND QUARTER
2018 RESULTS

TULSA, OK — (BUSINESS WIRE) — August 2, 2018 — Midstates Petroleum Company, Inc. (“Midstates” or the “Company”) (NYSE: MPO) today announced its second quarter 2018 operational and financial results.

Second Quarter 2018 Highlights and Recent Key Items

•                  Continued execution of the market-focused strategy aimed at reducing costs, generating substantial free cash flow, improving liquidity and focusing activity to maximize optionality

•                  Closed strategic sale of the Company’s Anadarko Basin producing properties for $58.0 million; net proceeds were approximately $54 million, subject to post-closing adjustments

•                  Executed $50 million pay-down to reserve-based lending (RBL) facility in June 2018; total RBL pay-downs of $100 million thus far in 2018, expected to reduce annualized interest expense by approximately $6 million

•                  Grew Mississippian Lime production to 17,202 barrels of oil equivalent per day (BOEPD) in the second quarter of 2018, an 11% increase from 15,518 BOEPD in the first quarter of 2018, due largely to a highly-successful expanded workover program

•                  Utilized 10 workover rigs in the second quarter to increase base production by performing highly economic projects

•                  Currently operating one workover rig as the expanded workover program is largely complete

•                  Brought online the Company’s first two Mississippian Lime two-mile laterals at an average completed well cost of $3.6 million (an implied $1.8 million per one-mile lateral); achieving an average two-stream initial 24-hour peak rate of approximately 950 BOEPD (36% oil) per well

For the second quarter of 2018, Midstates reported a net loss of $1.5 million, or $0.06 per share, which included the impact of a $7.8 million non-cash charge related to the Company’s commodity derivative contracts.  In the same period in 2017, the Company reported net income of $13.7 million, or $0.53 per share, and in the first quarter of 2018 reported net income of $4.0 million, or $0.15 per share. In the second quarter of 2018, Midstates generated Adjusted EBITDA of $27.0 million, excluding advisory fees and costs incurred for strategic reviews. This compares to $29.1 million for the same quarter in 2017 and $29.7 million for the first quarter of 2018.

David Sambrooks, President and Chief Executive Officer, commented, “I am very pleased with what we have accomplished thus far in 2018. We have closed the sale of our non-core Anadarko asset, paid down a considerable portion of our outstanding debt, grown our Mississippian Lime production and lowered lease operating expenses and G&A costs. We are measurably executing on our market-focused strategy and creating value for our stakeholders. Operationally, we have restored over 2,100 BOEPD of base production by performing over 180 workovers to date. Our Mississippian Lime production was up 11% quarter over quarter, and with the expanded workover program largely complete, we are forecasting expense reductions in the second half of the year.  Additionally, we brought online Midstates’ first 2 two-mile lateral wells during the quarter.  Operational results were excellent with an average drill and complete cost for the 2 wells of only $1.8 million per one mile lateral.  Compared to our 2017 average one-mile well cost of $3.2 million, this roughly 45% savings in per mile costs is a substantial value enhancement for our individual well economics. Further, initial production results are above expectations with an average two-stream 24-hour peak rate of approximately 950 BOEPD per well. The combination of improved production, higher oil prices and lower costs yields very strong margins that will drive EBITDA and free cash flow for the remainder of the year.”

(Adjusted EBITDA, Adjusted Cash Operating Expenses, and Adjusted Cash General and Administrative Expenses are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” in the tables below.)

Operational Update

Key Highlights:

•                  Grew Mississippian Lime production to 17,202 BOEPD in the second quarter of 2018, an 11% increase from 15,518 BOEPD in the first quarter of 2018

•                  Production of 17,202 BOEPD in the second quarter of 2018 consisted of 28% oil, 23% natural gas liquids (NGLs), and 49% natural gas

•                  Utilized 10 workover rigs in the second quarter to increase base production by performing highly economic projects

•                  Currently operating one workover rig as the expanded workover program is largely complete

•                  Spud four wells (including two extended lateral wells) and placed eight wells online (including two extended lateral wells) during the second quarter of 2018

•                  Brought online the Company’s first two Mississippian Lime two-mile laterals at an average completed well cost of $3.6 million (an implied $1.8 million per one-mile lateral); achieving an average two-stream initial 24-hour peak rate of approximately 950 BOEPD (36% oil) per well

The Company continued to run its one-rig drilling program in the Mississippian Lime through the second quarter of 2018 with the goal of minimizing drilling and completion costs to enhance economics in delineated areas. In addition to the two extended laterals placed in production during the second quarter of 2018, the Company plans to drill and complete two additional extended lateral wells by the end of the year.

Further, as part of the Company’s base production optimization program, Midstates had 10 workover rigs operating in the field during the second quarter of 2018 and has since reduced the workover rig count to one workover rig in early August after successfully restoring more than 2,100 BOEPD of base production in the first half of the year.  During the second quarter of 2018, the Company performed workovers on 115 wells, and a total of 184 workovers have been completed to-date in 2018.

The Company did not bring online any additional saltwater disposal injection wells during the second quarter of 2018.  Midstates is currently operating 11 non-Arbuckle injection wells in Woods and Alfalfa Counties, Oklahoma, with a total permitted injection capacity of approximately 240,000 barrels of water per day.  The Company’s total permitted injection capacity in Woods and Alfalfa Counties, Oklahoma, which may differ from actual injection capacity due to operational constraints, is approximately 372,000 barrels of water per day, with a current disposal rate into all formations of approximately 180,000 barrels of water per day. Approximately 35% of the Company’s water injection is currently being injected into non-Arbuckle formations.

Closing of Anadarko Basin Producing Properties Sale

On June 5, 2018, Midstates announced the closing of its Anadarko Basin producing properties located in the Texas panhandle and western Oklahoma for $58 million. The net proceeds were approximately $54 million, subject to standard post-closing adjustments.  These properties had year-end 2017 proved developed PV-10 at SEC pricing of approximately $53 million. Proceeds from the sale were used to pay down $50 million of outstanding borrowings under the Company’s revolving credit facility and for general corporate purposes.

The Company retained its undeveloped acreage in the NW STACK in Dewey County, Oklahoma.

Production and Pricing

Production during the second quarter of 2018 totaled 20,584 BOEPD, compared with 19,235 BOEPD during the first quarter of 2018.  Production from the Company’s Mississippian Lime properties contributed approximately 84%, or 17,202 BOEPD, and the Anadarko Basin properties contributed approximately 16%, or 3,382 BOEPD.  For the total Company, oil volumes comprised 29% of total production, NGLs 24%, and natural gas 47% during the second quarter of 2018.   Midstates’ second quarter of 2018 Mississippian Lime production grew approximately 11% from the first quarter of 2018 primarily due to the execution of the Company’s base production optimization program during the first and second quarters.

On January 1, 2018, Midstates adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). As a result, gathering and transportation and a portion of lease operating expenses are now being presented net against oil, NGLs and natural gas revenues.

Total oil, NGLs and natural gas revenues in the second quarter of 2018 were $52.9 million, before the impact of derivatives and including $3.4 million of gathering and transportation expense, compared to $51.8 million in the first quarter of 2018, which included $3.0 million of gathering and transportation expense. The net loss on derivatives for the second quarter of 2018 was $11.3 million, compared with a $3.9 million loss during the first quarter of 2018.

The following table sets forth information regarding average realized sales prices for the periods indicated:

	Crude Oil		NGLs		Natural Gas
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2018	March 31, 2018	June 30, 2018	March 31, 2018
Average sales price exclusive of realized derivatives and certain deductions from revenue	$67.42	$62.43	$28.28	$26.11	$2.01	$2.41
Realized derivatives	(7.44)	(2.84)	—	—	0.05	0.28
Average sales price with realized derivatives exclusive of certain deductions from revenue	$59.98	$59.59	$28.28	$26.11	$2.06	$2.69
Certain deductions from revenue	(0.03)	(0.02)	(0.04)	(0.07)	(0.67)	(0.65)
Average sales price inclusive of realized derivatives and certain deductions from revenue	$59.95	$59.57	$28.24	$26.04	$1.39	$2.04

Hedging Update

To reduce downside commodity price risk and protect cash flow, Midstates has entered into a number of swaps and three-way collars to hedge a portion of the Company’s oil and natural gas revenues through 2020. A summary of the Company’s hedges is included in the below table.

	NYMEX WTI
	Fixed Swaps		Three-Way Collars
	Hedge Position (Bbls)	Weighted Avg Strike Price	Hedge Position (Bbls)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Weighted Avg Sub-Floor Price
Quarter Ended:
June 30, 2018	159,250	$52.50	182,000	$60.65	$50.00	$40.00
September 30, 2018(1)	175,720	$57.23	184,000	$59.93	$50.00	$40.00
December 31, 2018(1)	313,720	$58.59	46,000	$56.70	$50.00	$40.00
March 31, 2019(1)	171,000	$66.48	180,000	$63.14	$53.75	$43.75
June 30, 2019(1)	133,900	$64.86	182,000	$63.14	$53.75	$43.75
September 30, 2019(1)	46,000	$62.96	184,000	$63.14	$53.75	$43.75
December 31, 2019(1)	46,000	$61.43	184,000	$63.14	$53.75	$43.75
March 31, 2020(1)	—	$—	91,000	$65.75	$50.00	$40.00
June 30, 2020(1)	—	$—	91,000	$65.75	$50.00	$40.00
September 30, 2020(1)	—	$—	92,000	$65.75	$50.00	$40.00
December 31, 2020(1)	—	$—	92,000	$65.75	$50.00	$40.00

	NYMEX HENRY HUB
	Fixed Swaps		Three-Way Collars
	Hedge Position (MMBtu)	Weighted Avg Strike Price	Hedge Position (MMBtu)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Weighted Avg Sub-Floor Price
Quarter Ended:
June 30, 2018	1,155,000	$2.82	1,365,000	$3.40	$3.00	$2.50
September 30, 2018(1)	2,116,000	$2.84	1,380,000	$3.40	$3.00	$2.50
December 31, 2018(1)	2,055,000	$2.95	1,380,000	$3.40	$3.00	$2.50
March 31, 2019(1)	1,980,000	$3.01	1,350,000	$3.40	$3.00	$2.50

(1)          Positions shown represent open commodity derivative contract positions as of June 30, 2018.

Costs and Expenses

Adjusted Cash Operating Expenses (which excludes debt restructuring and advisory fees, as well as severance costs) for the second quarter of 2018 were $23.1 million, or $13.05 per barrel of oil equivalent (Boe), compared with $21.4 million, or $12.37 per Boe, in the first quarter of 2018. The increase in adjusted cash operating expenses for the second quarter of 2018 was attributable to higher workover expenses as the Company completed 115 workover projects to optimize production.

LOE and workover expenses (EWO) combined totaled $17.0 million, or $9.57 per Boe, in the second quarter of 2018, compared with $14.8 million, or $8.56 per Boe, in the first quarter of 2018.  LOE per Boe decreased by $0.38, during the second quarter of 2018 compared to the first quarter of 2018 primarily due to the divestiture of the Anadarko Basin producing properties. Second quarter 2018 workover expenses increased $1.39 per BOE from the first quarter of 2018 due to the Company’s continued base production optimization program.  Midstates’ expanded workover program was substantially completed during second quarter of 2018 and the Company is currently operating one workover rig as of August 1, 2018.

Severance and other taxes for the second quarter of 2018 were $2.8 million, or $1.57 per Boe (5.2% of oil, NGLs and natural gas sales revenue), compared to $2.9 million, or $1.65 per Boe (5.5% of oil, NGLs and natural gas sales revenue) in the first quarter of 2018.  While severance and other tax rates have remained consistent quarter over quarter as a percentage of revenue, the rates remained elevated from prior years due to legislation that was signed into law in Oklahoma that increased the 4% incentive tax rate to 7% effective with December 2017 production. Additionally, new legislation was signed into law in March 2018 in Oklahoma to further amend the gross production incentive tax rate for wells drilled beginning July 1, 2015 from 2.0% to 5.0% effective July 2018.

General and administrative (G&A) expenses for the second quarter of 2018 totaled $5.2 million, or $2.93 per Boe, compared to $9.9 million, or $5.70 per Boe, in the first quarter of 2018. G&A expenses decreased in the second quarter of 2018 due to lower costs associated with the Company’s ongoing strategic review, as well as one-time severance costs during the first quarter of 2018.  Second quarter 2018 and first quarter 2018 general and administrative expenses included net non-cash, share-based compensation expense of $1.2 million, or $0.69 per Boe, and $2.2 million, or $1.28 per Boe, respectively. Adjusted cash general and administrative expenses, which excludes non-cash share-based compensation and certain non-recurring items, but includes capitalized general and administrative costs, totaled $4.0 million, or $2.24 per Boe for the second quarter of 2018, compared to $4.4 million, or $2.52 per Boe, in the first quarter of 2018.  Second quarter 2018 adjusted cash general and administrative expenses decreased compared to first quarter of 2018 primarily due to lower employee expenses as a result of the workforce reduction in the first quarter of 2018.

Depreciation, depletion and amortization expense for the second quarter of 2018 totaled $16.5 million, or $9.30 per Boe, compared to $15.2 million, or $8.79 per Boe in the first quarter of 2018. Depreciation, depletion and amortization expense increased primarily as a result of higher production for the second quarter of 2018.

Interest expense totaled $1.3 million (net of amounts capitalized) for the second quarter of 2018, compared to $1.8 million in the first quarter of 2018.  The Company capitalized $0.1 million in interest to unproved properties in both the second quarter and first quarter of 2018.

The Company had an effective tax rate of 0% and did not record an income tax expense or benefit for both the second quarter of 2018 and the first quarter of 2018.

Capital Expenditures

In the second quarter of 2018, the Company invested $39.2 million of operating capital, predominantly devoted to the Mississippian Lime assets.

The following table provides operational capital spending by area as well as a reconciliation to total capital expenditures for the three months and six months ended June 30, 2018 (in thousands):

	For the Three Months Ended June 30, 2018	For the Six Months Ended June 30, 2018
Drilling and completion activities	$36,651	$67,405
Acquisition of acreage and seismic data	2,515	3,952
Operational capital expenditures incurred	$39,166	$71,357
Capitalized G&A, office, ARO & other	969	2,189
Capitalized interest	114	191
Total capital expenditures incurred	$40,249	$73,737

	For the Three Months Ended June 30, 2018	For the Six Months Ended June 30, 2018
Mississippian Lime	$39,192	$71,397
Anadarko Basin	(26)	(40)
Total operational capital expenditures incurred	$39,166	$71,357

Balance Sheet and Liquidity

On June 30, 2018, the Company’s liquidity was approximately $146.3 million, consisting of cash and cash equivalents of $6.3 million and $140.0 million available under its reserve-based revolving credit facility. Midstates’ long-term debt was $28.1 million, resulting in net debt of approximately $21.8 million.

As of June 30, 2018, the Company made $100 million in pay-downs during 2018 to the outstanding credit facility balance with proceeds from the sale of the Anadarko Basin producing properties and cash on hand.  These pay-downs will reduce annualized interest expense by approximately $6 million.

On April 19, 2018, the Company’s borrowing base under its revolving credit facility was reaffirmed at $170 million.  The agreement with its bank group excludes the Company’s Anadarko Basin assets in Texas and Oklahoma from the redetermination of the borrowing base.  The next scheduled borrowing base redetermination will occur on or about October 1, 2018.

Updated Full-Year 2018 Guidance

Production Guidance (Boe/d)	16,500 – 17,500

Operational CAPEX Guidance	$100 million - $110 million

Price Differential Guidance
Oil (per Bbl)	$0.70
NGLs (realized % of WTI)	40%
Natural Gas inclusive of G&T(1) (per MMBTU)	$1.35
Cost Guidance per Boe
Lease Operating Expenses	$5.00 - $5.50
Expense Workover	$2.00 - $2.25
Severance & Other Taxes	$1.50 - $1.70
Adjusted G&A — Cash(2)	$2.60 - $2.90

(1)         Inclusive of Gathering & Transportation expenses that were previously represented separately under “Cost Guidance per BOE” at $1.75 - $2.25 per Boe

(2)         Adjusted G&A — Cash is a non-GAAP financial measure as it excludes from G&A non-cash compensation and other non-recurring items, but includes capitalized general and administrative costs.

Conference Call Information

The Company will host a conference call to discuss second quarter 2018 results on Friday, August 3, at 9:00 a.m. Eastern time (8:00 a.m. Central time). Participants may join the conference call by dialing (877) 645-4610 (for U.S. and Canada) or (707) 595-2723 (International). The conference call access code is 4371046 for all participants. To listen via live web cast, please visit the Investor Relations section of the Company’s website, www.midstatespetroleum.com.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call. The audio replay will remain available for approximately 30 days and can be accessed by dialing (855) 859-2056 (for U.S. and Canada) or (404) 537-3406 (International). The conference call audio replay access code is 4371046 for all participants. The audio replay will also be available in the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements that are not statements of historical fact, including statements regarding the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, resource potential, drilling locations, prospects and plans and objectives of management, are considered forward-looking statements. Without limiting the generality of the foregoing, these statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, the Company gives no assurance that these plans, intentions or expectations will be achieved when anticipated or at all.  Moreover, such statements are subject to a number of factors, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These factors include, but are not limited to variations in the market demand for, and prices of, oil and natural gas; uncertainties about the Company’s estimated quantities of oil and natural gas reserves, resource potential and drilling locations; the adequacy of the Company’s capital resources and liquidity; general economic and business conditions; weather-related downtime; failure to realize expected value creation from property acquisitions; uncertainties about the Company’s ability to replace reserves and economically develop its current reserves; risks related to the concentration of the Company’s operations; drilling results; and potential financial losses or earnings reductions from the Company’s commodity derivative positions.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Midstates Petroleum Company, Inc.

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques in oil and liquids-rich basins in the onshore U.S. The Company’s operations are currently focused on oilfields in the Mississippian Lime play in Oklahoma.

*********

Contact:

Midstates Petroleum Company, Inc.

Jason McGlynn, Investor Relations, (918) 947-4614

Jason.McGlynn@midstatespetroleum.com

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	June 30, 2018	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,256	$8,428	$68,498
Accounts receivable:
Oil and gas sales	30,278	30,467	32,455
Joint interest billing	4,598	3,691	3,297
Other	298	259	166
Commodity derivative contracts	—	—	762
Other current assets	2,474	3,124	1,510
Total current assets	43,904	45,969	106,688
PROPERTY AND EQUIPMENT:
Oil and gas properties, on the basis of full-cost accounting
Proved properties	778,741	798,593	765,308
Unproved properties not being amortized	4,383	7,142	7,065
Other property and equipment	6,243	6,502	6,508
Less accumulated depreciation, depletion and amortization	(235,948)	(219,590)	(204,419)
Net property and equipment	553,419	592,647	574,462
OTHER NONCURRENT ASSETS	5,263	7,006	6,978
TOTAL	$602,586	$645,622	$688,128
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$19,216	$6,652	$11,547
Accrued liabilities	40,327	45,533	42,842
Commodity derivative contracts	11,549	6,062	3,433
Total current liabilities	71,092	58,247	57,822
LONG-TERM LIABILITIES:
Asset retirement obligations	7,573	15,853	15,506
Commodity derivative contracts	3,293	950	562
Long-term debt	28,059	78,059	128,059
Other long-term liabilities	578	585	592
Total long-term liabilities	39,503	95,447	144,719

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 50,000,000 shares authorized	—	—	—
Warrants, 6,625,554 warrants outstanding	37,329	37,329	37,329
Common stock, $0.01 par value, 250,000,000 shares authorized	254	254	253
Treasury stock	(2,081)	(2,062)	(1,603)
Additional paid-in-capital	529,175	527,550	524,755
Retained deficit	(72,686)	(71,143)	(75,147)
Total stockholders’ equity	491,991	491,928	485,587
TOTAL	$602,586	$645,622	$688,128

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Six Months Ended	For the Six Months Ended	For the Three Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017	March 31, 2018
REVENUES:
Oil sales	$34,202	$27,271	$66,616	$58,307	$32,414
Natural gas liquid sales	11,893	9,730	22,931	20,924	11,038
Natural gas sales	6,782	15,253	15,119	32,351	8,337
Other revenue	795	932	1,850	1,754	1,055
Total revenues from contracts with customers	53,672	53,186	106,516	113,336	52,844
Gains (losses) on commodity derivative contracts—net	(11,348)	7,493	(15,287)	12,358	(3,939)
Total revenues	42,324	60,679	91,229	125,694	48,905
EXPENSES:
Lease operating and workover	16,952	16,559	31,760	32,411	14,808
Gathering and transportation	67	3,641	124	7,328	57
Severance and other taxes	2,776	1,695	5,638	3,816	2,861
Asset retirement accretion	250	283	547	559	297
Depreciation, depletion, and amortization	16,484	15,959	31,697	31,301	15,213
General and administrative	5,190	7,572	15,047	15,847	9,857
Advisory fees	850	—	850	—	—
Total expenses	42,569	45,709	85,663	91,262	43,093
OPERATING INCOME (LOSS)	(245)	14,970	5,566	34,432	5,812
OTHER EXPENSE:
Interest income	5	—	24	—	19
Interest expense—net	(1,302)	(1,228)	(3,129)	(2,205)	(1,827)
Total other expense	(1,297)	(1,228)	(3,105)	(2,205)	(1,808)
INCOME (LOSS) BEFORE TAXES	(1,542)	13,742	2,461	32,227	4,004
Income tax expense	—	—	—	—	—
NET INCOME (LOSS)	$(1,542)	$13,742	$2,461	$32,227	$4,004
Participating securities—non-vested restricted stock	—	(360)	(68)	(897)	(99)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,542)	$13,382	$2,393	$31,330	$3,905
Basic and diluted net income (loss) per share attributable to common shareholders	$(0.06)	$0.53	$0.09	$1.25	$0.15
Basic and diluted weighted average number of common shares outstanding	25,332	25,093	25,316	25,053	25,299

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(In thousands)

(Unaudited)

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in-Capital	Retained Deficit	Total Stockholders’ Equity
Balance as of December 31, 2017	$—	$253	$37,329	$(1,603)	$524,755	$(75,147)	$485,587
Share-based compensation	—	1	—	—	4,420	—	4,421
Acquisition of treasury stock	—	—	—	(478)	—	—	(478)
Net income	—	—	—	—	—	2,461	2,461
Balance as of June 30, 2018	$—	$254	$37,329	$(2,081)	$529,175	$(72,686)	$491,991

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in-Capital	Retained Earnings	Total Stockholders’ Equity
Balance as of December 31, 2016	$—	$250	$37,329	$—	$514,305	$9,930	$561,814
Share-based compensation	—	1	—	—	5,251	—	5,252
Acquisition of treasury stock	—	—	—	(622)	—	—	(622)
Net income	—	—	—	—	—	32,227	32,227
Balance as of June 30, 2017	$—	$251	$37,329	$(622)	$519,556	$42,157	$598,671

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Six Months Ended	For the Six Months Ended	For the Three Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017	March 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(1,542)	$13,742	$2,461	$32,227	$4,004
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
(Gains) losses on commodity derivative contracts—net	11,348	(7,493)	15,287	(12,358)	3,939
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	(3,518)	2,429	(3,677)	3,240	(160)
Asset retirement accretion	250	283	547	559	297
Depreciation, depletion, and amortization	16,484	15,959	31,697	31,301	15,213
Share-based compensation, net of amounts capitalized to oil and gas properties	1,215	930	3,425	4,267	2,210
Amortization of deferred financing costs	108	89	216	169	108
Change in operating assets and liabilities:
Accounts receivable—oil and gas sales	144	2,707	1,437	5,519	1,293
Accounts receivable—JIB and other	(1,050)	2,152	(1,713)	1,310	(663)
Other current and noncurrent assets	996	1,298	(754)	642	(1,750)
Accounts payable	3,768	(470)	2,301	809	(1,467)
Accrued liabilities	(1,052)	(817)	(1,921)	(4,466)	(869)
Other	(6)	(5)	(14)	(42)	(8)
Net cash provided by operating activities	$27,145	$30,804	$49,292	$63,177	$22,147
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	$(34,085)	$(28,261)	$(65,843)	$(54,369)	$(31,758)
Proceeds from the sale of oil and gas properties	54,432	—	54,432	—	—
Proceeds from the sale of oil and gas equipment	355	—	355	1,350	—
Net cash provided by (used in) investing activities	$20,702	$(28,261)	$(11,056)	$(53,019)	$(31,758)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of revolving credit facility	(50,000)	—	$(100,000)	$—	$(50,000)
Deferred financing costs	—	(375)	—	(375)	—
Repurchase of restricted stock for tax withholdings	(19)	(622)	(478)	(622)	(459)
Net cash used in financing activities	$(50,019)	$(997)	$(100,478)	$(997)	$(50,459)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(2,172)	$1,546	$(62,242)	$9,161	$(60,070)
Cash and cash equivalents, beginning of period	$8,428	$84,453	$68,498	76,838	$68,498
Cash and cash equivalents, end of period	$6,256	$85,999	$6,256	$85,999	$8,428

SUPPLEMENTAL INFORMATION:
Non-cash transactions — investments in property and equipment accrued — not paid	$23,219	$17,055	$23,219	$17,055	$18,508
Cash paid for interest, net	$1,225	$1,170	$3,010	$2,107	$1,785

MIDSTATES PETROLEUM COMPANY, INC.

SELECTED FINANCIAL AND OPERATING STATISTICS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Three Months Ended March 31,
	2018	2017	2018	2017	2018
Operating Data — Mississippian Lime:
Net production volumes:
Oil (Bbls/day)	4,833	4,938	4,699	5,269	4,564
NGLs (Bbls/day)	3,995	4,466	3,821	4,526	3,644
Natural gas (Mcf/day)	50,246	53,246	47,083	54,653	43,857
Total oil equivalents (MBoe)	1,566	1,663	2,963	3,422	1,397
Average daily production (Boe/day)	17,202	18,278	16,367	18,905	15,518
Operating Data — Anadarko Basin:
Net production volumes:
Oil (Bbls/day)	1,110	1,475	1,168	1,420	1,207
NGLs (Bbls/day)	946	1,115	1,017	1,104	1,065
Natural gas (MMcf)	7,956	9,735	8,365	9,565	8,671
Total oil equivalents (MBoe)	206	383	540	745	334
Average daily production (Boe/day)	3,382	4,212	3,579	4,118	3,717
Operating Data - Combined:
Net production volumes:
Oil (Bbls/day)	5,943	6,413	5,867	6,689	5,771
NGLs (Bbls/day)	4,941	5,581	4,838	5,630	4,709
Natural gas (Mcf/day)	58,202	62,981	55,448	64,218	52,528
Total oil equivalents (MBoe)	1,772	2,046	3,503	4,167	1,731
Average daily production (Boe/day)	20,584	22,490	19,946	23,023	19,235
Average Sales Prices:
Oil, without realized derivatives (per Bbl)	$67.39	$46.73	$64.87	$48.16	$62.41
Oil, with realized derivatives (per Bbl)	$59.95	$49.88	$59.76	$50.08	$59.57
Natural gas liquids, without realized derivatives (per Bbl)	$28.24	$19.16	$27.13	$20.53	$26.04
Natural gas liquids, with realized derivatives (per Bbl)	$28.24	$19.16	$27.13	$20.53	$26.04
Natural gas, without realized derivatives (per Mcf)	$1.34	$2.66	$1.55	$2.78	$1.76
Natural gas, with realized derivatives (per Mcf)	$1.39	$2.76	$1.71	$2.86	$2.04
Costs and Expenses (per Boe of production):
Lease operating	$6.45	$7.12	$6.63	$6.63	$6.83
Workover	$3.12	$0.97	$2.44	$1.15	$1.73
Gathering and transportation	$0.04	$1.78	$0.04	$1.76	$0.03
Severance and other taxes	$1.57	$0.83	$1.61	$0.92	$1.65
Asset retirement accretion	$0.14	$0.14	$0.16	$0.13	$0.17
Depreciation, depletion and amortization	$9.30	$7.80	$9.05	$7.51	$8.79
General and administrative	$2.93	$3.70	$4.30	$3.80	$5.70
Advisory fees	$0.48	—	$0.24	—	—

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Three Months Ended March 31,
	2018	2017	2018	2017	2018
Adjusted EBITDA to net income (loss) reconciliation:
Net income (loss)	$(1,542)	$13,742	$2,461	$32,227	$4,004
Depreciation, depletion and amortization	16,484	15,959	31,697	31,301	15,213
Losses (gains) on commodity derivative contracts—net	11,348	(7,493)	15,287	(12,358)	3,939
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	(3,518)	2,429	(3,677)	3,240	(160)
Income tax expense	—	—	—	—	—
Interest income	(5)	—	(24)	—	(19)
Interest expense, net of amounts capitalized	1,302	1,228	3,129	2,205	1,827
Asset retirement obligation accretion	250	283	547	559	297
Share-based compensation, net of amounts capitalized	1,215	930	3,425	4,267	2,210
Adjusted EBITDA	$25,534	$27,078	$52,845	$61,441	$27,311
Lagging costs associated with restructuring	298	2,034	335	2,591	37
Costs incurred for strategic reviews	312	—	2,633	—	2,321
Advisory costs	850	—	850	—	—
Adjusted EBITDA before restructuring and advisory costs	$26,994	$29,112	$56,663	$64,032	$29,669

MIDSTATES PETROLEUM COMPANY, INC.

CASH OPERATING EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Three Months Ended March 31,
	2018	2017	2018	2017	2018

Operating Expenses – GAAP	$42,569	$45,709	$85,662	$91,262	$43,093
Adjustments for certain non-cash items:
Asset retirement accretion	250	283	547	559	297
Share-based compensation, net	1,215	930	3,425	4,267	2,210
Depreciation, depletion and amortization	16,484	15,959	31,697	31,301	15,213
Cash Operating Expenses – Non-GAAP	$24,620	$28,537	$49,993	$55,135	$25,373
Cash Operating Expenses – Non-GAAP per BOE	$13.89	$13.94	$14.27	$13.23	$14.66

Advisory fees	$850	$—	$850	$—	$—
Advisory fees, per BOE	$0.48	$—	$0.24	$—	$—

Lagging costs associated with restructuring	$298	$2,034	$335	$2,591	$37
Lagging costs associated with restructuring, per BOE	$0.17	$0.99	$0.10	$0.62	$0.02

Severance costs	$25	$—	$1,621	$—	$1,596
Severance costs, per BOE	$0.01	$—	$0.46	$—	$0.92

Costs incurred for strategic reviews	$312	$—	$2,633	$—	$2,321
Costs incurred for strategic reviews, per BOE	$0.18	$—	$0.75	$—	$1.34

Adjusted Cash Operating Expenses – Non-GAAP	$23,135	$26,503	$44,554	$52,544	$21,419
Adjusted Cash Operating Expenses – Non-GAAP per BOE	$13.05	$12.95	$12.72	$12.61	$12.37

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED CASH GENERAL AND ADMINISTRATIVE EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Three Months Ended March 31,
	2018	2017	2018	2017	2018

General and Administrative Expenses – GAAP	$5,190	$7,572	$15,047	$15,847	$9,857
Adjustments for certain non-cash and non-recurring items:
Share-based compensation, net	(1,215)	(930)	(3,425)	(4,267)	(2,210)
Capitalized general and administrative expenses	636	893	1,299	1,766	663
Severance costs	(25)	—	(1,621)	—	(1,596)
Costs incurred for strategic reviews	(312)	—	(2,633)	—	(2,321)
Lagging costs associated with restructuring included in general and administrative expenses	(298)	(2,034)	(335)	(2,591)	(37)
Adjusted Cash General and Administrative Expenses – Non-GAAP	$3,976	$5,501	$8,332	$10,755	$4,356
Adjusted Cash General and Administrative Expenses – Non-GAAP per BOE	$2.24	$2.69	$2.38	$2.58	$2.52